                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         WATERSIDE CAPITAL CORPORATION

         Pursuant to Section 13.1-711 of the Code of Virginia of 1950, as amended (the "Code"), the undersigned sets forth the following:

                                   ARTICLE I
                                      NAME

         The name of the Corporation is: Waterside Capital Corporation

                                   ARTICLE II
                                    PURPOSE

         2.1. This Corporation is organized and chartered solely for the purpose of operating under the Small Business Investment Act of 1958, as amended ("SBIC Act"), and will operate in the manner and shall have the powers, responsibilities and be subject to the limitations provided by the SBIC Act and the regulations issued by the Small Business Administration ("SBA") thereunder.

         2.2. Subject to the above, the Corporation shall have the power to do all things necessary or convenient to carry out its business and affairs and to engage in any lawful activity not required to be stated in these Articles of Incorporation, including, but not limited to, those activities and powers set forth in the Code.

         2.3. Subject to the above, the powers and purposes in these Articles of Incorporation shall not be deemed to exclude in any way or limit by inference any powers or purposes granted to the Corporation by the laws of the Commonwealth of Virginia, now or subsequently in effect, or implied by any reasonable construction of such laws.

                                  ARTICLE III
                               AUTHORIZED SHARES

         3.1. Number and Designation. The aggregate number and designation of shares which the Corporation shall have the authority to issue and the par value per share are as follows:

             Class                Number of Shares              Par Value
             -----                ----------------              ---------
           Preferred                  25,000                      $1.00
           Common                     10,000,000                  $1.00

         3.2. Preemptive Rights. No holder of outstanding shares of any class shall have any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such shares, or (iii) any obligations convertible into or exchangeable for any such shares or into warrants, rights or options to purchase any such shares.

                                   ARTICLE IV
                                PREFERRED SHARES

         4.1 Issuance in Series. The Board of Directors is authorized to issue the Preferred Shares from time to time in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series by the adoption of Articles of Amendment to the Articles of Incorporation of the Corporation setting forth:

                  (i) The maximum number of shares in the series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

                  (ii)      Whether shares of the series shall have
special, conditional or limited voting rights, or no right to vote, except to the extent prohibited by law;

                  (iii) Whether shares of the series are redeemable or convertible (a) at the option of the Corporation, a shareholder or another person or upon the occurrence of a designated event, (b) for cash, indebtedness, securities or other property, and (c) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

                  (iv) Any right of holders of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

                  (v) The amount payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (vi) Any preference of the shares of the series over the shares of any other series or class with respect to distributions, including dividends, and with respect to distributions upon the liquidation, dissolution or winding up of the affairs of the Corporation; and

                  (vii)     Any other preferences, limitations or
specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of such series remain outstanding except upon the assent of all or a specified portion of such shares) now or hereafter permitted by the laws of the Commonwealth of Virginia and not inconsistent with the provisions of this Section 4.1.

Except as to the designations, preferences, limitations and relative rights of each series of Preferred Shares which the Board of Directors is authorized to establish, as is hereinabove set forth, all Preferred Shares, regardless of series, shall rank in a parity as to dividends (whether or not the dividend rates or payment dates are different) and as to rights in the liquidation, dissolution or winding up of the affairs of the Corporation (whether or not the redemption or liquidation prices are different).

         4.2. Articles of Amendment. Before the issuance of any shares of a series, Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.

                                   ARTICLE V
                                   COMMITTEES

         5.1.     Executive Committee.

                  A. There shall be an Executive Committee of the Board of Directors, consisting of not less than five nor greater than nine Directors who shall be elected annually by the Board of Directors. The Executive Committee shall at least annually elect one (1) of its members to preside at all meetings of the Executive Committee. The Executive Committee shall hold such regular meetings as its members shall determine, and, in addition, shall meet on call of the president or of any two members of the Executive Committee.

                  B. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the property, business and affairs of the Corporation including approving the Corporation's investments and valuing the assets of the Corporation; provided, however, that the Executive Committee shall not have the power to approve an amendment to the Articles of Incorporation, a plan of merger or consolidation, a sale, lease, exchange, pledge, mortgage or other disposition of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of business, the voluntary dissolution of the Corporation, the revocation of voluntary dissolution proceedings, or to take any action prohibited by express resolution of the Board of Directors. The Executive Committee shall not have the power to fill vacancies on the Board of Directors or to adopt, amend or repeal the Bylaws. Any action duly taken by the Executive Committee within the course and scope of its authority shall bind the Corporation. The Executive Committee shall report at the next regular or special meeting of the Board of Directors any significant action taken on behalf of the Board of Directors since the last regular or special meeting of the Board of Directors.

                  C. With the exception of the President, no person shall serve more than five (5) one-year terms on the Executive Committee without a break in service of at least one year between terms. This restriction, however, shall not apply to members of the Executive Committee serving in an ex officio capacity.

                  D. The Board of Directors, by resolution adopted by a majority of Directors at the annual meeting, shall appoint all members of the Executive Committee. The Chairperson of the Board shall propose and submit his or her recommendations for appointments to the Executive Committee. The Board of Directors shall also consider any additional recommendations brought before it by motion of a Director and duly seconded by another Director. All members shall be appointed by confirmation of the Board of Directors. Members of the Executive Committee shall hold office for a one-year term or until their successors are elected by the Board of Directors, their committee is dissolved by the Board of Directors or their committee stands discharged. Any member of the Executive Committee may resign at any time by giving written notice of his or her intention to do so to the Board of Directors or may be removed, with or without cause, at any time by vote of a majority of the Board of Directors.

                                   ARTICLE VI
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the initial registered office of the corporation, which is located in the City of Virginia Beach, Virginia, is 900 One Columbus Center, Virginia Beach, Virginia 23462. The initial registered agent of the Corporation is Lawrence R. Siegel, whose business office is identical with the registered office and who is a resident of Virginia and a member of the Virginia State Bar.

                                  ARTICLE VII
                                INDEMNIFICATION

         7.1. Standard of Care. (i) Neither the Board of Directors, any Investment Advisor/manager nor any shareholder, officer or employee nor any Affiliate of any thereof shall be liable to the Corporation for any action taken or omitted to be taken by it or any other person in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

                  (ii) The Board of Directors and any Investment Advisor/manager, the stockholders, officers, employees and partners of either thereof and any member of a Corporation committee or board, may consult with reputable legal counsel selected by them and shall be fully protected, and shall incur no liability to the Corporation in acting or refraining to act in good faith in reliance upon the opinion or advice of such counsel.

                  (iii) This Section 7.1 shall not constitute a modification, limitation or waiver of 15 U.S.C.A. 314(b), or a waiver by the SBA of any of its rights pursuant to such Section 314(b).

                  (iv) In addition to the standards of care set forth in this section 7.1, the Bylaws may also provide for additional standards of care which must also be met.

         7.2. Indemnification. (i)The Corporation shall indemnify and hold harmless, but only to the extent of Assets Under Management, the Board of Directors, any Investment Advisor/manager, and any shareholder, officer, employee or any Affiliate of any thereof from any and all costs, expenses, damages, claims, liabilities, fines and judgments (including the reasonable cost of the defense of any claim or action and any sums which may be paid with the consent of the Corporation in settlement thereof) which may be incurred by or asserted against such person or entity, by reason of any action taken or omitted to be taken on behalf of the Corporation and in furtherance of its interests.

                  (ii) The Corporation shall have the power, in the discretion of the Board of Directors, to agree to indemnify on the same terms as set forth in Section 7.2(i) any person who is or was serving, pursuant to a prior written request from the Corporation, as a consultant to, agent for, or representative of, the Corporation as a director, officer, employee, agent of or consultant to another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such.

                  (iii) No person shall be entitled to claim any indemnity or reimbursement under Section 7.2(i) or (ii) in respect of any cost, expense, damage, liability, claim, fine, judgment (including any cost of the defense of any claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) that may be incurred by such person which results from the failure of such person to act in accordance with the provisions of these Articles and the applicable standard of care set forth in Section 7.1. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, preclude a determination that such person acted in accordance with the applicable standard of care set forth in Section 7.1.

                  (iv) To the extent that a person claiming indemnification under Section 7.2(i) or (ii) has been successful on the merits in defense of any action, suit or proceeding referred to in Section 7.2(i) or
(ii) or in defense of any claim, issue or matter therein, such person shall be indemnified with respect to such matter as provided in such Section. Except as provided in the foregoing sentence and as provided in Section 7.2(vii) with respect to advance payments, any indemnification under this Section 7.2 shall be paid only upon determination that the person to be indemnified has met the applicable standard of conduct set forth in Section 7.2(i)

                  (v)       A determination that a person to be
indemnified under this Section 7.2 has met the applicable standard set forth in
Section 7.1(i) shall be made by (a) the Board of Directors with respect to indemnification of any person other than a person claiming indemnification under Section 7.2(i), (b) a committee of the Corporation whose members are not affiliated with the Board if Directors or any Investment Advisor/Manager with respect to indemnification of any person indemnified under Section 7.2(i), or
(c) at the election of the Board of Directors, independent legal counsel selected by the Board of Directors with respect to the indemnification of any person indemnified under Section 7.2 in a written opinion.

                  (vi) In making any such determination with respect to indemnification under Section 7.2(v), the Corporation, a committee of the Corporation whose members are not affiliated with the Board of Directors or any Investment Advisor/manager or independent legal counsel, as the case may be, shall be authorized to make such determination on the basis of its evaluation of the records of the Corporation or any Investment Advisor/manager to the Corporation and of the statements of the party seeking indemnification with respect to the matter in question and shall not be required to perform any independent investigation in connection with any such determination. Any party making any such determination is authorized, however, in its sole discretion, to take such other actions (including engaging counsel) as it deems advisable in making such determination.

                  (vii) Expenses incurred by any person in respect of any such costs, expenses, damages, claims, liabilities, fines, and judgments (including any cost of the defense of any claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) may be paid by the Corporation in advance of the final disposition of any such claim or action upon receipt of any undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined as provided in
Section 7.2(iv) or (v) that such person is entitled to be indemnified by the Corporation as authorized in this Section.

                  (viii) The rights provided by this Section 7.2 shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each person eligible for indemnification hereunder.

                  (ix) The rights to indemnification provided in this Section 7.2 shall be the exclusive rights of all those seeking indemnification to indemnification by the Corporation. No director, officer, employee, or agent of the Corporation shall enter into, or make any claim under, any other agreement with the Corporation (whether direct or indirect) providing for indemnification. The Board of Directors shall not enter into any agreement with any person which is an employee, officer, partner or shareholder, or an affiliate, associate or control person of any of the foregoing providing for indemnification of any such person unless such agreement provides for a determination with respect to such indemnification as provided under Section 7.2(v)(b) or (c). The provisions of this Section 7.2 shall not apply to indemnification of any person which is not at the expense (whether in whole or in part) of the Corporation.

                  (x) The Corporation may purchase and maintain insurance on its own behalf, or on behalf of any person or entity, with respect to liabilities of the types described in this Section 7.2. The Corporation may purchase such insurance regardless of whether such person is acting in a capacity described in this Section 7.2 or whether the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 7.2.

                                  ARTICLE VIII
                  CONSENT TO REMOVAL OF OFFICERS AND DIRECTORS
                  AND/OR APPOINTMENT OF RECEIVER BY THE SMALL
                            BUSINESS ADMINISTRATION

         8.1. Upon the occurrence of any of the events specified in 13 C.F.R. 107.261(c)(1)-(6), 107.262(d)(1)-(3), 107.262(b)(1)-(6),
107.262(c)(1)-(3), 107.262(d)(1)-(11), or 107.262(e) as determined by the SBA,
SBA shall have the right, and the Corporation consents to SBA's exercise of such right:

                  (i)       upon written notice, to require the
corporation to replace, with individuals approved by SBA, one or more of the Corporation's officers and/or such number of members of the Corporation's Executive Committee as is sufficient to constitute a majority of such Executive Committee; or

                  (ii)      to obtain the appointment of SBA or its
designee as receiver of the corporation pursuant to Section 311(c) of the SBIC Act for the purpose of continuing to operate the Corporation.

                                   ARTICLE IX
                                SBIC PROVISIONS

         9.1. Approval of Executive Committee and Officers. No person may serve as an Executive Committee Member or officer of the Corporation without the prior approval of the SBA.

         9.2. SBA As Third Party Beneficiary. The SBA shall be deemed an express third party beneficiary of the provisions of these Articles of Incorporation to the extent of the rights of the SBA hereunder and under the SBIC Act, and the SBA shall be entitled to enforce such provisions for its benefit.

         Pursuant to Section 13.1-707 of the Code of Virginia of 1950, as amended, the Shareholders of the Corporation approved these Amended and Restated Articles of Incorporation by more than two-thirds of the Shareholders entitled to vote on December 24, 1997.

                  Dated as of the ____ day of December, 1997.


                                  WATERSIDE CAPITAL CORPORATION


                                  By:
                                     ---------------------------------
                                     J. Alan Lindauer, President